As filed with the Securities and Exchange Commission on February 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

900 Bestgate Road, Suite 100

Annapolis, MD 21401

(410) 224-8770

(Address of principal executive offices)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Jack B. Dunn, IV

Chairman of the Board and

Chief Executive Officer

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, MD 21401

(410) 224-8770

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Richard C. Tilghman, Jr., Esquire	Kevin P. Kennedy, Esquire
Piper Rudnick LLP	Simpson Thacher & Bartlett
6225 Smith Avenue	3330 Hillview Avenue
Baltimore, Maryland 21209	Palo Alto, California 94304
(410) 580-3000	(650) 251-5000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-100428

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01	243,300 shares	$40.00	$9,732,000	$896

(1)	Includes 31,735 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any. We previously paid the fee for the registration of 2,440,264 shares of our common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering by the Registrant contemplated by the Registration Statement on Form S-3, File No. 333-100428, originally filed with the Securities and Exchange Commission on October 8, 2002, as amended by Amendment No. 1 filed November 22, 2002, Amendment No. 2 filed January 16, 2003 and Amendment No. 3 filed February 5, 2003 and declared effective on February 6, 2003 (collectively, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, Maryland, on February 6, 2003.

FTI CONSULTING, INC.

By:	/s/ JACK B. DUNN, IV Jack B. Dunn, IV Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACK B. DUNN, IV Jack B. Dunn, IV	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 6, 2003

* Stewart J. Kahn	President, Chief Operating Officer and Director	February 6, 2003

/s/ THEODORE I. PINCUS Theodore I. Pincus	Executive Vice President and Chief Financial Officer (principal financial accounting officer)	February 6, 2003

* Denis J. Callaghan	Director	February 6, 2003

* James A. Flick, Jr.	Director	February 6, 2003

* Peter F. O’Malley	Director	February 6, 2003

* Dennis J. Shaughnessy	Director	February 6, 2003

* George P. Stamas	Director	February 6, 2003

*By	/s/ THEODORE I. PINCUS
Theodore I. Pincus, Attorney-in-fact

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Exhibit Index

1.1	Form of Underwriting Agreement (previously filed as Exhibit 1.1 to Registrant’s Registration Statement on Form S-3, as amended (File No. 333-100428 and incorporated herein by reference)

2.1

Agreement for the Purchase and Sale of Assets dated as of July 24, 2002, by and between PricewaterhouseCoopers LLP and Registrant (previously filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2002, and incorporated herein by reference)

4.1	Charter of Registrant (previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 filed with the SEC on June 28, 2001 (File No. 333-64050) and incorporated herein by reference)

4.2	By-Laws of Registrant, as amended and restated (previously filed as Exhibit 3.2 to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2000, and incorporated herein by reference)

4.3

Registration Rights Agreement dated as of August 30, 2002, by and between Registrant, PricewaterhouseCoopers LLP and the other signatories thereto (previously filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the SEC on September 13, 2002, and incorporated herein by reference)

5.1	Opinion of Piper Rudnick LLP*

23.1	Consent of Ernst & Young LLP, Independent Auditors*

23.2	Consent of Deloitte & Touche LLP, Independent Auditors*

23.3	Consent of Piper Rudnick LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)**

*	Filed herewith.
**	Previously filed.

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